Exhibit 10.30

American Express Affiliate Marketing Program

Affiliate Agreement

Last Updated 9/14/06

AMERICAN EXPRESS AFFILIATE PROGRAM AGREEMENT

THIS AMERICAN EXPRESS AFFILIATE PROGRAM AGREEMENT, INCLUDING APPLICABLE OFFERS (COLLECTIVELY, THE “AGREEMENT”), IS A LEGAL AGREEMENT BETWEEN YOU AND AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. AND ITS PARTICIPATING SUBSIDIARIES AND AFFILIATES (“AMERICAN EXPRESS”) FOR PARTICIPATION IN AMERICAN EXPRESS’S AFFILIATE PROGRAM (“PROGRAM”) AS MANAGED BY AND THROUGH THE LINKSHARE NETWORK(TM). BY REGISTERING FOR AND PARTICIPATING IN THE PROGRAM, YOU AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, DO NOT REGISTER FOR OR PARTICIPATE IN THE PROGRAM, OR, IF YOU ARE ALREADY A PROGRAM AFFILIATE, IMMEDIATELY TERMINATE ALL USES OF AMERICAN EXPRESS’S MARKS AND ANY LINKS TO THE AMERICAN EXPRESS SITE. AS USED IN THIS AGREEMENT, “WE”, “US” AND “OUR” MEANS AMERICAN EXPRESS AND  “YOU”, AND “YOUR” MEANS THE PARTICIPATING PROGRAM AFFILIATE.

1.             PARTICIPATION IN THE PROGRAM

If you are a member of The LinkShare Network, you only need to register for the Program through the LinkShare Site, including by reading and agreeing to this Agreement. If you are not a member of The LinkShare Network, you must (a) complete a registration form (the “LinkShare Form”) to join The LinkShare Network, which can be found at the following webpage on the LinkShare Site: https://ssl.linksynergy.com/php-bin/reg/sregister.shtml?mid=1335&no_r=1, and (b) register for the Program through the LinkShare Site, including by reading and agreeing to this Agreement. We, or The LinkShare Network on our behalf, will evaluate your registration application for the Program and notify you of your and the Sites you have listed on the LinkShare Form’s acceptance status. We, or The LinkShare Network on our behalf, may reject your application if we determine (in our sole discretion) that any of your Sites is unsuitable for the Program. Unsuitable Sites include, but are not limited to, those that, in American Express’s sole judgment:

•              Promote pornography

•              Promote gambling

•              Otherwise are considered offensive

•              Are defamatory or libelous

•              Promote violence or contain hate speech

•              Are aesthetically unpleasing

•              Target a non-U.S. based audience

•              Those commerce sites that do not accept American Express for payment

(More guidelines found in Section 9. REPRESENTATIONS)

1.1           Once you are accepted into the Program, you will be able to participate in the Program subject to the terms and conditions of this Agreement. You should also note that if you are accepted to participate in the Program and any of the Qualifying Sites is thereafter determined (in our sole discretion) to be unsuitable for the Program, we may terminate this Agreement immediately. American Express reserves the right to withhold payments from you and/or terminate this Agreement in the event you fail to comply with the terms and conditions of this Agreement. Termination may also be based on other factors, including margins on cards and/or accounts referred to us by you.

1.2           If you are a merchant, you must accept the American Express Card FOR TRANSACTIONS on each of the Qualifying Sites in order to participate in the Program.

1.3           In order to participate in the Program, each Qualifying Site must contain a privacy statement that meets the Fair Information Practices principles noted at Schedule A hereto.

2.             DEFINITIONS

2.1           “American Express Site” means the Site located at the URL www.americanexpress.com, which is owned and operated by American Express.

2.2           “LinkShare Site” means, www.linkshare.com, which is the World Wide Web Site owned and operated by The LinkShare Network.

2.3           “Offer” means a specific offer posted by American Express on the Program Site that promotes a specific American Express product or service and that receives an identification number from The LinkShare Network. The terms and conditions of such Offers shall be incorporated into this Agreement.

2.4           “Internet Search Auction” means an auction held by an Internet search engine on its website through which such Internet search engine sells certain key words or phrases to an entity or person that is a winning bidder so that when such entity or person uses such key words or phrases in such entity’s or person’s online advertisement, such entity or person’s online advertisement will be placed in a certain order in the search results of such Internet search engine when an Internet user uses such key words or phrases in his or her Internet search using such Internet search engine.

2.5           “Program Affiliate” means the entities that have registered for, and are participating in the Program pursuant to American Express’s approval.

2.6           “Program Site” means a webpage on the LinkShare Site that contains the Offers and information regarding the Program.

2.7           “Qualifying Link” means a link from a Qualifying Site to the American Express Site using (a) the URL(s) specified in an Offer to be used to link from a Qualifying Site to the American Express Site, or (b) any other URL or graphic link provided by American Express, through The LinkShare Network, for use in connection with the Program.

2.8           “Qualifying Product” means an American Express product or service that is offered at the Program Site and is the subject of an Offer.

2.9           “Qualifying Referrals” has the meaning set forth in Section 5.1.

2.10         “Qualifying Sites” means the Sites owned and operated by you that are listed on the LinkShare Form and that have been accepted for participation in the Program pursuant to Section 1 hereto.

2.11         “Session” means the period between the time a Customer (as defined in Section 5.1 below) first clicks on a Qualifying Link on a Qualifying Site and the time the Customer submits an online application on the American Express Site, provided that (a) both the click on the Qualifying Link and such application submission is made within 90 days of such first click and (b) such Customer does not click on another Qualifying Link on another Qualifying Site during such 90 day period.

2.12         “Site” means a World Wide Web Site, and, depending on the context, refers either to the American Express Site, or to World Wide Web Sites owned and operated by you.

3.             OFFERS

3.1           From time to time, American Express may post on The LinkShare Network, Offers to pay Program Affiliates a Referral Fee on Qualifying Referrals pursuant to Section 5.1.

3.2           The terms of an Offer, as posted on The LinkShare Network or otherwise communicated to you, shall be governed by the terms and conditions of this Agreement. However, in the event of any inconsistency between the terms of a specific Offer and the terms of this Agreement, the terms of such Offer shall govern.

3.3           At any time, American Express may, with or without notice, (a) change, suspend, or discontinue any aspect of an Offer or (b) remove, alter, or modify any graphic or banner ad submitted by you pursuant to an Offer. You agree to promptly implement any request from American Express to remove, alter, or modify any graphic or banner ad submitted by you that is being used in connection with an Offer.

4.             YOUR RESPONSIBILITIES

4.1           You shall only link the Qualifying Sites to areas within the American Express Site using a Qualifying Link. You may post as many Qualifying Links on the Qualifying Sites as you like. You shall not modify or change any of the Qualifying Links. If you make any such modifications or changes to the Qualifying Links, (a) you shall not receive any Referral Fees or other compensation from American Express pursuant to this Agreement, and (b) American Express may immediately terminate this Agreement. The position, prominence, and nature of locations on the American Express Site that a Qualifying Link links to shall comply with any requirements specified in the Offer, but otherwise shall be determined by American Express at its sole discretion. Only valid Qualifying Links generated by The LinkShare Network will be tracked for purposes of determining the Referral Fees that you may be eligible to receive on Qualifying Referrals through a Qualifying Site.

4.2           American Express will not, and is not obligated to, make any representations, warranties, or other statements concerning you, any Qualifying Site,  any of your other Sites, any of your products or services, or any Qualifying Site’s or any of your other Sites' policies, except as expressly authorized by the Offer.

4.3           You will be solely responsible for the development, operation and maintenance of each Qualifying Site and for all materials that appear on each Qualifying Site. We disclaim all liability for such materials. You are also responsible for notifying us and The LinkShare Network of any malfunctions of the Qualifying Links or other problems with your participation in the Program in accordance with the terms of the Offer and this Agreement. American Express (or a designee such as The LinkShare Network) will respond in normal course to all concerns upon notification.

4.4           You may e-mail a newsletter that you have created that contains one or more Offers, provided that (a) you do not alter or modify any such Offer in any way and such Offer matches the American express format and style, (b) such newsletter contains at least two service or product offers from at least two different merchants, (c) such newsletter complies with the terms and conditions of this Agreement (including, without limitation, Section 1), and (d) you promptly notify us upon the issuance of, and provide us with a copy of, such newsletter. =If such newsletter does not meet any of the foregoing criteria, such newsletter may not be issued unless American Express has had an opportunity to review such newsletter and has provided you with its prior written approval of such newsletter. Except to the extent specifically provided for in this Section 4.4, you may not send any email in connection with the Program, including, without limitation, any Offer without our prior written consent.

4.5           You shall not seek to acquire prospects for American Express by representing that you can maintain, accept or refer applications for any American Express products or services. Other than your specific duties under this Agreement, you shall refrain from any activities that could be reasonably construed as you acting as an official American Express representative, including, but not limited to, sending e-mail (except to the extent permitted by Section 4.4 hereof) in connection with the Program, maintenance, acceptance or referral of American Express card applications or collection of prospective customers' personal data in conjunction with attempting to receive compensation under this Agreement. In the event that you engage in any of the activities described in this Section 4.5, this Agreement shall terminate immediately and the parties agree that American Express may seek immediate injunctive relief against, and monetary damages from, you.

4.6           You shall not use any “tracking and reporting” technologies to collect personally identifiable information on any World Wide Web Sites that contain American Express branding or Marks, including, but not limited to, technologies designed to collect, track, store or classify user data, movements or preferences.

4.7           You shall only change or modify content and/or creative that describes American Express products or services upon notification by, and strictly in accordance with the specifications provided by American Express. If you fail to make such changes or modifications, or make any change other than those prescribed by American Express, American Express maintains the right to terminate your participation in the

Program. American Express shall notify you of changes and modifications, including by announcing changes and modifications to content and/or creative in the newsletters sent by Linkshare on behalf of American Express. American Express will provide at least two (2) business days' notice prior to the effective date of any such change or modification.

5.             REFERRAL FEES

5.1           We agree to pay you the referral fee specified in an Offer (each a “Referral Fee”) if: (a) a visitor to the American Express Site (a “Customer”) applies and is approved for a Product; and (b) that Customer accessed the American Express Site and purchased such Qualifying Product online via a Qualifying Link from a Qualifying Site, provided that it was the last link to the American Express Site that the Customer used during the Session the Customer purchased such Qualifying Product (a “Qualifying Referral”). You acknowledge that American Express’s internet tracking services are subject to factors beyond American Express’s reasonable control that may cause discrepancies in matching Qualifying Links to purchases of Qualifying Products. For example, we are not able to track transactions involving Customers with browsers set to disable “cookies” and who browse other websites owned or operated by other Program Affiliates before completing their purchase of a Qualifying Product. You acknowledge that such discrepancies are unavoidable with internet tracking and will not constitute a material breach of this Agreement.

5.2           American Express shall have the sole right and responsibility for processing all transactions made by Customers. You acknowledge that all agreements relating to sales to Customers shall be between American Express and the Customer. Customers who buy products through this Program will be deemed to be Customers of American Express. Accordingly, all American Express rules, policies, and operating procedures concerning customer orders, customer service, customer data, and product transactions will apply to those Customers. We may change our policies and operating procedures at any time. For example, we will determine the prices to be charged for products sold under this Program in accordance with our own pricing policies.

5.3           All determinations of whether a Referral Fee is payable pursuant to Section 5.1 will be made by us and The LinkShare Network, and will be binding on you.

6.             REFERRAL FEE PAYMENT

6.1           Unless otherwise stated in an Offer, we will pay you the Referral Fees on a monthly basis. On or about forty-five (45) days following the end of each calendar month, we (or our designee, The LinkShare Network) will send you a check for the Referral Fees you have earned pursuant to Section 5.1 on our sales of Qualifying Products that were tracked during that such month, less canceled orders.

6.2           If a Customer clicks through a Qualifying Link on a Qualifying Site during a Session and ultimately purchases another Qualifying

Product during such Session, you will receive the Referral Fee for the Qualifying Product that was purchased.

7.             OWNERSHIP AND LICENSES

7.1           Each party owns and shall retain all right, title, and interest in its names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology, including, without limitation, those names, logos, trademarks, service marks, trade dress, copyrights, and proprietary technology currently used or which may be developed and/or used by it in the future (collectively, the “Marks”).

7.2           We grant you a limited, revocable, non-exclusive license to use the graphic image and text , which may include our name, logos, trademarks, service marks (collectively, the “American Express Marks”), designated in an Offer and solely for the purpose of creating a Qualifying Link from a Qualifying Site to the American Express Site pursuant to this Agreement. Except as expressly set forth in this Agreement or permitted by applicable law, you may not copy, distribute, modify, reverse engineer, or create derivative works from the Amex Marks or any part thereof. You may not sublicense, assign, or transfer such license for the use of the Amex Marks or any part thereof, and any attempt at such sublicense, assignment, or transfer is void ab initio. You agree to follow our Trademark and Corporate Identity Guidelines, as those guidelines may change from time to time. Any use of the Amex Marks on any Qualifying Site must be approved by American Express prior to publishing. We may revoke your license at any time by giving you written notice. If your license is revoked, you will not receive any outstanding compensation for any Qualifying Referrals.

7.3           You agree to (a) cooperate with American Express in facilitating American Express’s control of the nature and quality of your use of the Amex Marks, (b) permit reasonable inspection of any Qualifying Site by or behalf of American Express, and (c) upon request, supply American Express or its designee with specimens of your use of the Amex Marks.

7.4           As a condition to your acceptance and participation in the Program, you shall not undertake or engage in the following practices, and any violation of this Section shall be deemed a material breach of this Agreement: (a) Use or otherwise incorporate any American Express branded terms, the terms “American Express” or “Amex”, American Express product names, or any other American Express Marks (including, without limitation, the American Express Marks set forth on Schedule B hereto), or variations, misspellings or portions of any of the foregoing, in the domain name(s) of any of your Sites, including the Qualifying Sites; (b) Modify or alter the American Express Site in any way; (c) Make any representations, either express or implied, or create an appearance that a visitor to a Qualifying Site is visiting the American Express Site; e.g., “framing” the American Express Site (d) Use “American Express” or “Amex” as domain name, or portion thereof, unless expressly and explicitly authorized in writing by American Express;  (e)  Bid on and/or purchase American Express branded terms, the terms “American Express” or “Amex”, American Express product names, or any other American Express Marks (including without limitation, the American Express Marks set forth in Schedule B hereto), or variation or misspelling of any of the foregoing, through an Internet Search Auction or otherwise, unless expressly and explicitly authorized in writing by American Express; or (f) During the term of or after the expiration or termination of this Agreement, use any mark, name or domain name of any type which is confusingly similar to “American Express” or “Amex” or any other American Express Mark.

7.5           In connection with our co-branded products and services, you must abide by each of our co-brand partners' trademarks, IP and Internet Search Auction guidelines and/or terms and conditions when bidding on and/or purchasing each such co-brand partner's branded terms, products names, marks, or logos.

8.             TERMINATION

8.1           Either party may terminate an Offer at any time by deleting their acceptance of the Offer through The LinkShare Network. Termination of a specific Offer shall not be deemed to terminate any other Offers.

8.2           Either party may terminate this Agreement at any time, for any reason, upon five (5) days’ prior written notice of such termination to the other party and The LinkShare Network. In addition, American Express shall be entitled to terminate this Agreement immediately if (a) you materially breach or violate any terms or conditions of this Agreement, or (b) if American Express determines, in its sole discretion, that (i) there are technical or operational issues (e.g., interruptions caused by, or shifts in, online/Internet technology) that adversely affect the implementation of the Program, or (ii) the Program does not meet predetermined profitability levels. Termination of this Agreement shall also terminate any outstanding Offer. However, all rights to payment, causes of action, and any provisions which by their terms are intended to survive termination, shall survive termination of this Agreement.

8.3           Upon termination of this Agreement for any reason, you will immediately cease use of, and remove from a Qualifying Site, all links to the American Express Site, and all American Express Marks, and all other materials provided by or on behalf of us to you pursuant hereto or in connection with the Program. You are only eligible to earn Referral Rees on Qualifying Referrals occurring during the term of this Agreement, and Referral Fees earned before the date of termination will remain payable.

9.             REPRESENTATIONS

9.1           You represent and warrant that (a) you have the authority to enter into this Agreement and sufficient rights to grant any licenses expressed herein, and (b) any material which is provided to us by or on behalf of you, or displayed on a Qualifying Site will not (i) infringe on any third party’s copyright, patent, trademark, trade secret, or other proprietary rights or right of publicity or privacy; (ii) violate any applicable law, statute, ordinance, or regulation; (iii) be defamatory or libelous; (iv) be lewd, pornographic, or obscene; (v) violate any laws regarding unfair competition, anti-discrimination or false advertising; (vi) promote violence or contain hate speech; (vii) promote discrimination, based on race, age, sex, religion, nationality, sexual orientation, or disability; or (viii) contain viruses, trojan horses, worms, time bombs, cancelbots, or other similarly harmful or deleterious programming routines.

9.2           You are obligated to notify American Express in writing pursuant to Section 14 (Notices) if you are operating your own affiliate network and marketing American Express products or services through that network. You will be required to sign a separate marketing agreement with American Express that will cover your affiliate network relationship. If you are operating your own affiliate network and you fail to comply with this Section 9.2, then you shall not be entitled to any Referral Fees that you would have otherwise earned pursuant to Section 5.1 of this Agreement.

9.3           NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AMERICAN EXPRESS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROGRAM OR ANY PRODUCTS OR SERVICES SOLD THROUGH THE PROGRAM OR THAT THE AMERICAN EXPRESS SITE OR THE PROGRAM SITE WILL BE UNINTERRUPTED OR ERROR-FREE AND WE WILL NOT BE RESPONSIBLE FOR CONSEQUENCES OR ANY INTERRUPTIONS OR ERRORS.

10.           INDEMNIFICATION

10.1         You agree to indemnify, defend and hold harmless American Express, its parent company, subsidiaries, affiliates, successors and assigns and their respective officers, directors, shareholders and employees, from and against any and all losses, liabilities, damages, actions, claims, expenses and costs including, without limitation, reasonable attorneys’ fees, which result or arise from or are based on (i) the negligence of you, your agents, servants and/or employees, (ii) your breach of this Agreement or any of the terms hereunder, (iii) any misrepresentation of a representation or warranty, or breach of a covenant or agreement made by you herein or in the Linkshare Form, (iv) any claim that American Express infringes on any Mark, license, intellectual property, or other proprietary right of any third party as a result of your actions, inactions, activities, or Marks, or (v) any claim related to a Qualifying Site, including, without limitation, all content therein not contributed directly by American Express.

11.           PUBLIC STATEMENTS

11.1         You agree that we may identify you or any Qualifying Site as a Program Affiliate as long as you participate in the Program. American Express may make this identification orally, in writing or electronically, including without limitation, in press releases, public announcements and promotional materials publicizing, advertising or promoting the Program.

11.2         You may not issue any press release or public announcement, distribute any marketing or promotional materials or otherwise make any public communications regarding this Agreement or your participation in the Program without our prior written consent.

12.           LIMITATION OF LIABILITY

12.1         In no event shall either party be liable to the other party for any direct, indirect, special, exemplary, consequential, or incidental damages, even if informed of the possibility of such damages. Further, American Express’s aggregate liability arising from this Agreement and the Program shall not exceed the total Referral Fees paid or payable to you under this Agreement.

13.           MODIFICATIONS TO THIS AGREEMENT

13.1         We may modify any of the terms and conditions of this Agreement, at any time and in our sole discretion, by posting a change notice or a new agreement on the American Express Site or by sending you a written notice by e-mail or other delivery. Modifications may include (but are not limited to) changes in the scope of available Referral Fees, the amount of the Referral Fees, the payment procedures, and rules of the Program.

13.2         If any modification to this Agreement is unacceptable to you, your only recourse is to terminate this Agreement. Your continued participation in the Program following our posting of a change notice or new agreement or our written notice to you will constitute your binding acceptance of the change.

14.           NOTICES

14.1         All notices, consents, requests, instructions, approvals, and other communications made, required or permitted hereunder (each herein, a “Notice”) shall be given in writing and delivered: (i) by personal delivery, (ii) by electronic mail, (iii) by certified or registered mail (return receipt requested), or (iv) by a nationally recognized courier. If the Notice is to you, it shall be addressed to the electronic or postal address you have provided to  The LinkShare Network; if the Notice is to American Express, it shall be addressed to the electronic or postal address set forth on the American Express Site. The effective date of such Notice shall be deemed to be the date upon which any such Notice is delivered to the addressee.

14.2         You shall promptly provide American Express with a valid telephone number and e-mail address, and any changes thereto.

15.           DISPUTE RESOLUTION:

15.1         The parties agree that any and all disputes and claims or controversies arising out of or related to this Agreement shall be submitted to mediation and if the matter is not resolved through mediation, it shall be submitted for arbitration. Unless the parties agree otherwise, any mediation and/or arbitration shall take place in the State of New York, New York County, and shall be administered by, and pursuant to the rules of, the American Arbitration Association. Disputes shall be arbitrated on an individual basis. There shall be no right or authority for any disputes to be arbitrated on a class action basis or in a purported representative capacity on behalf of the general public or other persons similarly situated. The arbitrator's authority to resolve disputes and to make awards is limited to disputes between you and us alone, and is subject to the limitations of liability set forth above. Furthermore, disputes brought by either party against the other may not be joined or consolidated in arbitration with disputes brought by or against any third party, unless agreed to in writing by all parties. No arbitration award or decision shall be given preclusive effect as to issues or claims in any dispute with anyone who is not a party to the arbitration. Should any portion of this Section regarding the arbitrator’s authority to resolve disputes between only you and us be stricken from this Agreement or deemed otherwise unenforceable, then this entire Section shall be stricken from this Agreement.

15.2         The provisions of this Section 15 may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

16.           GENERAL

16.1         Each party shall act as an independent contractor and shall have no authority to obligate or bind the other in any respect, and nothing in this Agreement (including any Offer) shall create any partnership, joint ventures, agency, franchise, sales representative, or employment relationship between the parties. Neither party shall make any statement, whether on their Sites or otherwise, that reasonably would contradict anything in the paragraph.

16.2         You acknowledge that you have read this Agreement and agree to all its terms and conditions. You understand that we may at any time (directly or indirectly) solicit Customer referrals on terms that may differ from those contained in this Agreement or operate Sites that are similar to or compete with a Qualifying Site or any other Site that you own or operate. You have independently evaluated the desirability of participating in the Program and are not relying on any representation, guarantee, or statement other than as set forth in this Agreement.

16.3         THIS AGREEMENT HAS BEEN MADE IN AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES  AND NEW YORK STATE WITHOUT REFERENCE TO RULES GOVERNING CHOICE OF LAWS. SUBJECT TO SECTION 15, ANY ACTION TO ENFORCE THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK.

16.4         This Agreement may be agreed to in more than one counterpart, each of which together shall form one and the same instrument. The parties agree that execution may be achieved in any format convenient to the parties.

16.5         The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. You may not assign this Agreement, by operation of law or otherwise, without our prior written consent. Subject to that restriction, this Agreement will be binding on, inure to the benefit of, and enforceable against the parties and their respective successors and permitted assigns. Our failure to enforce your strict performance of any provision of this Agreement will not constitute a waiver of our right to subsequently enforce such provision or any other provision of this Agreement.

16.6         Equitable Relief. The parties agree that any breach of either of the parties’ obligations regarding Marks, confidentiality, and/or user data may result in irreparable injury for which there may be no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party’s obligations regarding Marks, confidentiality, and/or user data, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction.

16.7         You acknowledge that American Express’s and LinkShare’s servers, equipment, and services (e.g., tracking and reporting) may be subject to temporary modifications or shutdowns due to causes beyond American Express’s and LinkShare’s reasonable control. Such temporary service interruptions will not constitute a material breach of this Agreement. American Express and LinkShare will use commercially reasonable efforts to provide the services contemplated under this Agreement and to remedy any temporary interruptions or other problems that adversely affect the Program.

16.8         Compliance With Laws. Each party agrees to abide by all applicable laws, rules and regulations in connection with the Program and the operation of its business.

SCHEDULE A

Fair Information Practices Principles

1.             Notice of what information is collected, from where, who has access to it, and for what purpose it is collected.

2.             Choice (opt-out) about whether information is used for marketing purposes.

3.             Access (through customer service) by the customer to data collected.

4.             Security and confidentiality measures.

SCHEDULE B

AMERICAN EXPRESS MARKS

Trademark Terms Variation Examples

AMERICAN EXPRESS

AMERICAN EXPRESS (CHINESE)

AMERICAN EXPRESS (CYRILLIC)

AMERICAN EXPRESS (IN CHINESE CHARACTERS)

AMERICAN EXPRESS (KATAKANA)

AMERICAN EXPRESS (KOREAN)

AMERICAN EXPRESS CARDS WELCOME

AMERICAN EXPRESS WORLD SERVICE

AMERICAN EXPRESS BUSINESS

AMERICAN EXPRESS BUSINESS LINE

AMERICAN EXPRESS BUSINESS SAVINGS

AMERICAN EXPRESS SELECTS

AMEX (KATAKANA)

AMEX

AMEXSELECTS

SHOPAMEX

EXPRESS PAY

BUSINESS LINE

CENTURION

CENTURION WORLD

MEMBERSHIP REWARDS FIRST

MEMBERSHIP REWARDS

MEMBERSHIP REWARDS OPTIONS

MEMBER SINCE

MY LIFE. MY CARD

OFFER ZONE

OPEN

OPEN FROM AMERICAN EXPRESS

OPEN SAVINGS

PURCHASE PROTECTION PLAN

PURCHASE PROTECTION

Trademark Product Terms Variation Examples

CLEAR FROM AMERICAN EXPRESS

FREEDOMPASS

GLOBAL ASSIST

GLOBAL ASSIST PLUS

GREEN CARD

THE GREEN CARD

GREEN FROM AMERICAN EXPRESS

PLATINUM CARD PLATINUM

BLUE FROM AMERICAN EXPRESS

AMERICAN EXPRESS BLUE

AMERICAN EXPRESS BLUE CARD

AMERICAN EXPRESS BLUE CREDIT CARD

BLUE CASH

BLUE FOR BUSINESS

BLUE PLAY

BLUE REWARDS

BLUE FOR STUDENTS

IN:CHICAGO

IN:LA IN LOS ANGELES

IN:NYC IN NEW YORK CITY

ONE FROM AMERICAN EXPRESS

AMERICAN EXPRESS ONE

THE NEST

THE OFFICIAL CARD OF LEADING THE PACK

THE OFFICIAL CARD

THE OFFICIAL CARD OF THE FAN

THE OFFICIAL CARD OF WILLPOWER

Additional Product Terms

Variation Examples

GOLD DELTA SKYMILES CARD

DELTA SKYMILES CARD

DELTA SKYPOINTS CARD

HILTON HHONORS CARD

HILTON CARD

STARWOOD PREFERRED REWARDS CARD

STARWOOD CARD

JETBLUE CARD

PLATINUM BUSINESS CASH REBATE

PLATINUM BUSINESS CREDIT CARD

BUSINESS GREEN REWARDS CARD

BUSINESS GOLD REWARDS CARD

BUSINESS GOLD CARD